UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 9, 2015

COLT DEFENSE LLC

COLT FINANCE CORP.

 (Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

32-0031950
333-171547	27-1237687
(Registration Number)	(IRS Employer Identification Number)

547 New Park Avenue, West Hartford, CT	06110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 232-4489

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01           Entry into a Material Definitive Agreement.

On February 9, 2015, Colt Defense LLC (the “Company”) and certain of its subsidiaries entered into a Credit Agreement (“Credit Agreement”) dated as of  February 9, 2015 with Cortland Capital Market Services LLC (“Cortland”), as agent, and certain lenders party thereto from time to time.  The Credit Agreement provides for a term loan of $33 million, which includes the arrangement of certain cash collateralized letters of credit in an aggregate face amount of up to $7 million.  Under the Credit Agreement, the Company’s obligations are secured by a first-priority security interest in substantially all of its assets (other than intellectual property), including accounts receivable, inventory and certain other collateral, and a second-priority security interest in its intellectual property. The Credit Agreement provides for the accrual of interest at a fixed rate of 10% per annum and matures August 15, 2018. The Credit Agreement limits the Company’s ability to incur additional indebtedness, make certain investments or restricted payments, pay dividends (other than for member distributions to support member LLC-related taxes) and merge, acquire or sell assets.  The Credit Agreement requires the Company to comply with financial covenants which primarily relate to maintaining a minimum amount of collateral (measured as the sum of cash and cash equivalents, inventory and accounts receivable, each as determined in accordance with the Credit Agreement) and a minimum amount of inventory.  As of the date of this Current Report, the Company is in compliance with the minimum collateral and minimum inventory covenants.

The Credit Agreement also contains customary events of default including, but not limited to, no material litigation or defaults under material contracts and no material adverse change.

Proceeds from the term loan will be used to repay all amounts outstanding under the Company’s existing revolving credit agreement dated as of September 29, 2011 (as amended, the “Existing Credit Agreement”) with Wells Fargo Capital Finance, LLC, for cash collateral for certain letters of credit, to pay fees incurred in connection with the consummation of the Credit Agreement and the termination of the Existing Credit Agreement, for additional liquidity and for general working capital purposes.  Notwithstanding the additional cash the Company obtained from the Credit Agreement, risk exists with respect to the Company achieving its internally forecasted results and projected cash flows for 2015.  Absent the Company achieving its internal forecast for 2015 and the successful execution of management’s strategy, including addressing other long-term debt such as the Company’s senior notes issued on November 10, 2009 by the Company and its wholly-owned subsidiary, Colt Finance Corp. (the “Senior Notes”), the Company believes it is probable that it may not have sufficient cash and cash equivalents on-hand to be able to meet its obligations as they come due over the next 12 months, including the Company’s May 15, 2015 Senior Notes interest payment of approximately $10.9 million, and this factor raises substantial doubt about the Company’s ability to continue as a going concern.

The Existing Credit Agreement and all commitments to lend thereunder were terminated on February 9, 2015.  The Company has approximately $4.8 million of outstanding letters of credit under the Existing Credit Agreement, and, therefore, approximately $5.0 million of proceeds from the Credit Agreement will be utilized to collateralize letters of credit arranged by Cortland, which will back the outstanding letters of credit under the Existing Credit Agreement and the availability of cash collateralized letters of credit under the Credit Agreement will be reduced to approximately $2.0 million.

The lenders under the Company’s existing term loan agreement dated as of November 17, 2014 (the “Term Loan Agreement”) have also agreed to amendments to the Term Loan Agreement necessary for the Company to enter into the Credit Agreement.  Such amendments will be effective on February 9, 2015.

The foregoing summary of certain terms of each of the Credit Agreement and the Term Loan Agreement do not purport to be complete and each is qualified in its entirety by reference to the complete text of such agreement, copies of which are filed as an exhibit to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

ITEM 1.02           Termination of a Material Definitive Agreement.

The information in Item 1.01 of this Current Report is incorporated by reference with respect to the termination of the Existing Credit Agreement.  Colt has agreed to pay a fee of $650,000 to the lenders under the Existing Credit Agreement in connection with such termination.

Certain terms of the Existing Credit Agreement were previously disclosed in the Company’s Quarterly Report on Form 10-Q/A for the period ended September 28, 2014 and are incorporated herein by reference.  Such disclosure of the Existing Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated October 4, 2011, Exhibit 10.9.2 to the Company’s Annual Report on Form 10-K dated February 24, 2012, Exhibit 10.10.3 to the Company’s Annual Report on Form 10-K dated March 25, 2013, Exhibit 10.1 to the Company’s Current Report on Form 8-K dated June 19, 2013, Exhibit 10.2 to the Company’s Current Report on Form 8-K dated July 12, 2013, Exhibit 10.2 to the Company’s Current Report on Form 8-K dated August 12, 2014, and Exhibits 10.2, 10.3, and 10.4  to the Company’s Quarterly Report on Form 10-Q/A for the period ended September 28, 2014.

ITEM 2.02           Results of Operations and Financial Condition.

Colt Retirement Defined Benefit Plan

Prior to the acquisition of New Colt Holding Corp. (“NCHC”) on July 12, 2013 (the “Merger”), the Company had two defined benefit pension plans, (a) the Colt Defense LLC Bargaining Unit Employees’ Pension Plan (covering a significant portion of the Company’s hourly employees located in the U.S.) and (b) the Colt Defense LLC Salaried Retirement Income Plan (covering a significant portion of the Company’s salaried employees located in the U.S.).  NCHC through its wholly owned subsidiary, Colt’s Manufacturing Company LLC (“CMC”), also had two defined benefit pension plans, (a) the Colt’s Manufacturing Company LLC Bargaining Unit Employees’ Pension Plan (covering a significant portion of CMC’s hourly employees located in the U.S.) and (b) the Colt’s Manufacturing Company LLC Salaried Retirement Income Plan (covering a significant portion of CMC’s salaried employees located in the U.S.).

Following the Merger, in connection with the Company’s legal entity restructuring, on December 31, 2013, the Company’s bargaining unit and salaried pension plans were merged into CMC’s bargaining unit and salaried pension plans, respectively, with the CMC plans being the surviving plans.  In addition, the CMC salaried pension plan was renamed the “Colt Retirement Defined Benefit Plan” (the “CRDBP”).  On December 31, 2014, the Colt’s Manufacturing Company LLC Bargaining Unit Employees’ Pension Plan was merged with the CRDBP, thereby consolidating each of the pension plans of the Company and its U.S. subsidiaries into one pension plan.

The Company has determined that pension benefits for certain retirees that were hourly employees (“bargaining unit retirees”) covered by the CRDBP have been calculated incorrectly since the inception of the pension plans in 1990.  The Company believes that any calculation error is limited to pension benefits provided to bargaining unit retirees that retired after the Company’s normal retirement age of 65.

The Company is working with its external actuarial pension plan consultant to determine which bargaining unit retirees have been affected and to quantify the effect of any calculation error.  Any error in individual bargaining unit retiree liability calculation, or any shortfall in historical benefit payments, has the potential to increase the overall liabilities of the CRDBP.  At this time, the Company cannot precisely quantify the impact of any historical incorrect benefit calculations but  management currently estimates that the CRDBP projected benefit obligation and accrued liabilities as of December 31, 2014 are understated by approximately $3.7 million to $4.7 million in aggregate.  This range is the Company’s current best estimate, is exclusive of any penalties and is based on facts known as of the date of this filing and such range and facts could change materially as we finalize our evaluation of this matter.

The Company is continuing to evaluate the impact of the historical incorrect benefit calculations to precisely calculate the impact, including determining if the Company’s previously filed financial statements were materially misstated.  This evaluation includes but is not limited to the following:

•      Researching employee files for participants with complicated histories or unidentifiable source(s) of discrepancy;

•      On-going evaluation of individual retirement calculations to finalize the financial impact;

•      Restating actuarial valuation reports based on the corrected retirement calculations;

•      Evaluating the Company’s internal control practices and policies for ensuring appropriate tracking of and accounting for the Company’s benefit obligations; and

•      Analyzing the impact of restated actuarial valuation reports on the Company’s previously filed financial statements to determine if the financial statements were materially misstated.

Items Impacting Internal Control Over Financial Reporting

Management of the Company, which includes the Company’s Chief Executive Officer and Chief Financial Officer, has begun its evaluation of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014.  As a result of such review, management of the Company has determined the below described material weaknesses exist over inventory transactions and financial statement disclosures, which material weaknesses are in addition to the Company’s previously disclosed material weakness relating to contract modifications.  Each material weakness could result in a misstatement of account balances or disclosures that would result in a material misstatement to the Company’s annual or interim financial statements that would not be prevented or detected.

Management is responsible for establishing and maintaining adequate internal control over financial reporting. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In making its assessment of internal control over financial reporting, management used the criteria described in Internal Control—Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis.

Accuracy of Inventory Transactions

The Company performed a physical inventory observation for the Company’s West Hartford facility as of December 31, 2014.  The preliminary net result of the physical inventory observation was a reduction of inventory of approximately $1.4 million from the Company’s previously recorded  inventory balance for the Company’s West Hartford facility.  Although management is still in the process of determining and evaluating the primary causes of the reduction, including whether any of the reduction originated in prior periods, given the preliminary analysis performed to date and the significance of the estimated reduction, management has concluded that the Company did not maintain effective controls over the accuracy of inventory transactions as of December 31, 2014.  A preliminary primary cause analysis of the reduction indicates that the Company did not process inventory transactions timely and/or accurately and that the Company’s detective controls, such as the Company’s month-end close and reconciliation process, the Company’s cycle count program and the Company’s purchase price variance reviews, did not prevent the necessity of the reduction.

Management has been, and continues to be, actively engaged in performing additional analyses of the cause of the reduction and developing a remediation plan to address the above material weakness.  All deficiencies have not been remediated as of the date of this filing. The material weakness will not be fully remediated until, in the opinion of management, the revised control procedures have been operating for a sufficient period of time to adequately demonstrate their effectiveness.

The Company plans to disclose its consolidated inventory balance as of December 31, 2014 in its Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Revision of Financial Statement Disclosures

The Company identified an internal consistency error in its table reconciling Adjusted EBITDA to Net income (loss)  in its Quarterly Report on Form 10-Q for the period ended June 29, 2014 (the “Q2 10-Q”).  The table incorrectly disclosed Net income (loss) (in thousands of dollars) as $12,589 and $12,535 for the three and six months ended June 29, 2014, respectively.  The table below reflects the appropriate Net income (loss) (in thousands of dollars) of ($12,589) and ($20,535) for the three and six months ended June 29, 2014, respectively.  This error did not impact the actual amount of Adjusted EBITDA reported in the Q2 10-Q.  The Company does not consider the revision of this disclosure to be material.

Adjusted EBITDA consists of income (loss) before interest, income taxes, depreciation and amortization and other expenses as noted below. See the footnotes that follow the reconciliation tables below for additional information regarding the adjustments made to arrive at Adjusted EBITDA.

The following table represents a reconciliation of Net income (loss) (in thousands of dollars) to Adjusted EBITDA:

	Three Months Ended		Six Months Ended
Statement of Operations Data:	June 29, 2014	June 30, 2013	June 29, 2014	June 30, 2013
		(As Revised)		(As Revised)
Net income (loss)	$(12,589)	$4,387	$(20,535)	$9,516
Income tax (benefit) expense	19	78	(67)	759
Depreciation and amortization (i)	2,369	1,206	4,659	2,368
Interest expense, net	7,859	6,069	15,543	12,063
Sciens fees and expenses (ii)	250	108	500	216
Transaction costs (iii)	—	416	—	416
Restructuring costs (iv)	(76)	—	(76)	—
M240 Program contract obligation expense (v)	4,779	—	5,090	—
Business development costs (vi)	9	169	509	244
Severance costs (vii)	382	—	527	—
Other income, net (viii)	(42)	(199)	(113)	(590)
Adjusted EBITDA	$2,960	$12,234	$6,037	$24,992

(i)            Includes depreciation and amortization of intangible assets.

(ii)           Includes fees and expenses pursuant to the Company’s agreements with Sciens Management and Sciens Institutional (each as defined in the Q2 10-Q).

(iii)          Non-recurring costs associated with the July 12, 2013 acquisition of New Colt (as defined in the Q2 10-Q).

(iv)          Includes costs related to the Merger, including severance, continuation of benefits, and other. See Note 4 “Restructuring Costs” of the Q2 10-Q.

(v)           Expenses related to Company’s M240 Program. See Note 16 “Commitments and Contingencies” of the Q2 10-Q.

(vi)          Includes transaction costs incurred in connection with contemplated acquisition activities.

(vii)         Includes non-recurring severance costs.

(viii)        Includes income and/or expenses such as foreign currency exchange gains or losses and other less significant charges not related to on-going operations.

Adjusted EBITDA is a non-GAAP financial measure. The term, as the Company defines it, may not be comparable to a similarly titled measure employed by other companies and is not a measure of performance calculated in accordance with GAAP.  The measure should be considered in addition to, but not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income or loss and net income or loss.  Management believes Adjusted EBITDA is useful to an investor in evaluating the Company’s financial performance because it gives investors another measure to evaluate and compare the results of the Company’s operations from period to period by removing the impact of the Company’s capital structure (such as net interest expense), asset base (such as depreciation and amortization) and non-recurring or non-operational items (such as severance costs) from the Company’s operating results.  Adjusted EBITDA is used by management as an important measure of the operating performance of the Company and a key metric for making operating decisions because it assists management in comparing the Company’s financial performance on a consistent basis as it removes the impact of the Company’s capital structure, asset base and non-recurring and non-operational items from the Company’s operating results.

The Company also identified, and previously corrected by filing its Quarterly Report on Form 10-Q/A for the period ended September 28, 2014 (the “Q3 10-Q”), a typographical error in the Consolidated Statements of Changes in Cash Flows included in its Quarterly Report on Form 10-Q for the period ended September 28, 2014 related to the omission of brackets in the net cash (used in) / provided by operating activities.

Management has concluded that the Company did not maintain effective controls over the preparation and review of its financial statement disclosures.  A material weakness is a deficiency, or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis.

Management has been and continues to be actively engaged in developing a remediation plan to address the above financial statement disclosures material weakness.  The remediation efforts that have been completed or are in progress or expected to be implemented include the following:

•      The Company has reviewed its Securities and Exchange Commission filings for the fiscal periods ended December 31, 2013, March 30, 2014, June 29, 2014 and September 28, 2014 to ensure all financial statements and financial statement disclosures are appropriately stated and internally consistent within each filing;

•      The Company is reviewing its financial statement support to ensure all financial statements and financial statement disclosures are adequately supported and consistent; and

•      The Company is engaging the services of an outside consulting firm to assist with an independent review and tie-out of the Company’s financial statements and financial statement disclosures.

The Company believes that the controls that it will be implementing will improve the effectiveness of its internal control over financial statement preparation.  However, all deficiencies have not been remediated as of the date of this filing. The material weakness will not be fully remediated until, in the opinion of management, the revised control procedures have been operating for a sufficient period of time to adequately demonstrate  their effectiveness.  As management continues to evaluate and work to improve the Company’s internal control over financial statement preparation, management may decide to take additional measures to address the material weakness or to supplement or modify certain of the remediation measures described above.

ITEM 2.03           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report is incorporated by reference.

ITEM 7.01           Regulation FD.

On February 9, 2015, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 to this report.  This information and such press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 9.01           Exhibits.

EXHIBIT NO.	DESCRIPTION
10.1	Credit Agreement dated February 9, 2015
10.2	Amendment No. 2 to the Term Loan Agreement dated February 9, 2015
99.1	Press Release dated February 9, 2015

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to the “safe harbor” created by those sections. Any statements about the Company’s expectations, beliefs, plans, objectives, assumptions or future events or Company’s future financial performance and/or operating performance are not statements of historical fact and reflect only the Company’s current expectations regarding these matters. These statements are often, but not always, made through the use of words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “predict,” “potential,” “estimate,” “plan,” “probable” or variations of these words or similar expressions. These statements inherently involve a wide range of known and unknown uncertainties.  The Company’s actual actions and results may differ materially from what is expressed or implied by these statements. Factors that could cause such a difference include, but are not limited to, those set forth as “Risk Factors” in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2013, which was filed with the Securities and Exchange Commission on September 15, 2014, as updated by the Company’s Quarterly Report on Form 10-Q/A for the quarter ended September 28, 2014, which was filed with the Securities and Exchange Commission on December 2, 2014. Given these factors, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance nor use historical trends to anticipate results or trends in future periods. The Company expressly disclaims any obligation or intention to provide updates to the forward-looking statements and estimates and assumptions associated with them.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLT DEFENSE LLC
	By:	/s/ Scott Flaherty
	Name:	Scott Flaherty
	Title:	Senior Vice President and Chief Financial Officer

Dated: February 9, 2015